ENVERIC BIOSCIENCES, INC.
4851 TAMIAMI TRAIL N., SUITE 200
NAPLES, FL 34103

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ENVB2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D58195-P60085

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ENVERIC BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David Johnson
02) George Kegler
03) Douglas Lind, M.D.
04) Sol Mayer
05) Marcus Schabacker, M.D., Ph.D.

The Board of Directors recommends you vote FOR the following:

		For	Against	Abstain
2.	*Share Issuance Proposal* — Approve the issuance of shares of common stock of Enveric Biosciences, Inc. to equity holders of MagicMed Industries Inc. in connection with the amalgamation as contemplated by the Amalgamation Agreement, a copy of which is attached as Appendix A to the accompanying proxy statement/prospectus;	☐	☐	☐
3.	*Say-on-Pay Proposal* — Approve, on a non-binding, advisory basis, the compensation of our named executive officers;	☐	☐	☐
4.	*Auditor Ratification Proposal* — Ratification of the selection and appointment of Friedman LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021;	☐	☐	☐
5.	*Adjournment Proposal* — Approve the adjournment of the Enveric Biosciences, Inc. Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Annual Meeting or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to stockholders.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders and Proxy Statement is available at www.proxyvote.com.

D58196-P60085

ENVERIC BIOSCIENCES, INC.
Annual Meeting of Stockholders
September 14, 2021 10:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Johnson and Carter Ward, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Enveric Biosciences, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on September 14, 2021, virtually at www.virtualshareholdermeeting.com/ENVB2021, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in accordance with the discretion of the persons designated above with respect to any other business as may properly come before the meeting and any adjournment, continuation or postponement thereof.

Continued and to be signed on reverse side